UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2015 (January 1, 2015)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 1, 2015, and contemporaneous with the expiration of preexisting employment agreements, Cyberonics, Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with each of the following Named Executive Officers:  Gregory H. Browne, the Company’s Senior Vice President, Finance & Chief Financial Officer, Rohan J. Hoare, Ph.D., the Company’s Senior Vice President & Chief Operating Officer, and David S. Wise, the Company’s Senior Vice President & Chief Administrative Officer.

The Agreement will expire at 12:01 a.m. on January 1, 2016, subject to extension for a period of two years following a Change of Control, as hereafter defined, unless terminated earlier, also as described hereafter.  Under the terms of the Agreement, in exchange for the performance of his employment responsibilities, the executive officer (i) is entitled to receive a base salary in an amount previously disclosed and subject to annual adjustment at the discretion of the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), and (ii) is eligible to earn an annual bonus in a target amount equal to 75% of the executive’s base salary, subject to the Company’s achievement of certain objectives as determined by the Committee.  The actual amount of the annual bonus may exceed or be less than the target amount based on overachievement or underachievement, respectively, of the objectives, or based on the Committee’s discretion to award less than the amount actually earned by the executive officer.  The executive officer is also eligible to participate in the Company’s welfare benefit plans available to all full-time Company employees.

During and after expiration of the Agreement, the executive officer is obligated to maintain the Company’s confidential information in confidence.  Following termination of the Agreement, the executive officer is obligated to refrain from competition with the Company for a period of one year and to refrain from solicitation of the Company’s employees for a period of two years.

In the event of an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities laws, the executive employee agrees to disgorge all incentive compensation that the executive employee received during the three-year period preceding the date on which the Company is required to prepare the restatement, to the extent that such compensation was based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

The Company agrees to indemnify and hold harmless the executive officer, to the fullest extent permissible under Delaware law, if the executive officer is involved in any civil or criminal legal action or proceeding by reason of the fact that he was or is an officer of the Company or was or is serving as a director, officer, or trustee of another entity at the request of the Company.

The Company and the executive officer agree to arbitrate any and all disputes arising out of or relating to the Agreement.

The Agreement will terminate prior to expiration in the event of (i) the executive officer’s death, (ii) the executive officer’s disability that results in his absence from full-time performance of his employment duties for 90 days during any consecutive 12-month period or for 90 consecutive days following his failure to return to full-time employment 30 days after written notice thereof, (iii) on notice of termination by the Company, with or without Cause, as hereafter defined, or (iv) on notice of termination by the executive officer, with or without Good Reason, as hereafter defined.

“Cause” for the Company’s early termination of the employment agreement includes, generally, the executive officer’s (i) material breach of the Agreement, (ii) willful conduct that is materially injurious to the Company’s reputation, financial condition, or business relationships, (iii) willful failure to comply with a lawful directive of the Company’s Chief Executive Officer, (iv) failure to comply with any of the Company’s written policies or procedures, (v) fraud, dishonesty, or misappropriation of the Company’s assets, business, customers, suppliers, or employees, (vi) conviction of, or plea of guilty or nolo contendere to, a felony, or (vii) continued failure or refusal to perform satisfactorily, or gross neglect of, the executive officer’s duties.

“Good Reason” for the executive officer’s early termination of the employment agreement includes, generally, (i) a material diminution of the executive officer’s base salary or target annual bonus amount, or (ii) the Company’s material breach of the Agreement, including (a) any amendment, modification, or repeal of any provision of the Company’s Certificate of Incorporation or Bylaws as such documents exist on the effective date of the Agreement and (b) the Company’s failure to obtain a satisfactory agreement in writing from any successor of the Company that requires the successor to assume and agree to perform the Company’s obligations under the Agreement.

If the Company terminates the Agreement without Cause, or if the executive officer terminates the Agreement for a Good Reason, then the executive officer is entitled to the following severance benefits (the “Severance Benefits”):  (i) a cash payment equal to 1.5 times the sum of the executive officer’s base salary and average annual bonus amount paid for the past two fiscal years, (ii) accelerated vesting of that number of shares of time-based vesting restricted stock as would have vested if the executive officer had remained employed for a period of 12 months after the date of termination, (iii) if the executive officer elects under COBRA to continue his medical and dental insurance coverage under the Company’s group healthcare plans, reimbursement of the cost of his premiums for a period of 12 months, and (iv) waiver of the requirement, if any, to repay relocation benefits.

If, within the two-year period following a Change in Control, as hereafter defined, the Company or its successor terminates this Agreement without Cause, or the executive officer terminates this Agreement for a Good Reason, then the executive officer is entitled to receive the Severance Benefits, except that the cash payment shall be two times the sum of the executive officer’s base salary and an amount that is 75% of the executive officer’s base salary.  “Change of Control” means, generally, (i) acquisition by a person of 50% or more of the Company’s securities, (ii) consummation of a transaction with respect to which persons who were the shareholders of the Company immediately prior to the transaction do not, immediately thereafter, own more than 50% of the voting power entitled to vote in the election of directors for the surviving entity, (iii) the closing of a sale or disposition of all or substantially all of the Company’s assets, or (iv) a change in the composition of the Board, as a result of which less than a majority of the directors are incumbent directors.

The foregoing description of the Agreement is a summary, is not complete, and is qualified in its entirety by reference to the form of Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition to the foregoing provisions, Dr. Hoare’s employment agreement includes a benefit not included in the employment agreements of Messrs. Browne and Wise.  Dr. Hoare is entitled to receive a monthly payment of $3,000 to defray travel and living expenses so long as he maintains his principal residence in Dallas County, Texas.

The foregoing description of the Dr. Hoare’s employment agreement is a summary, is not complete, and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Form of Employment Agreement effective January 1, 2015 (as to Messrs. Browne and Wise)

10.2	Employment Agreement of Rohan J. Hoare effective January 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
January 7, 2015